Exhibit 4.5

Execution Version

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer,

FELCOR LODGING TRUST INCORPORATED
FELCOR/ST. PAUL HOLDINGS, L.P.
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FELCOR CANADA CO.
FELCOR TRS HOLDINGS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS BORROWER 4, L.L.C.
FELCOR COPLEY PLAZA, L.L.C.
FELCOR ST. PETE (SPE), L.L.C.
FELCOR ESMERALDA (SPE), L.L.C.
LOS ANGELES INTERNATIONAL AIRPORT HOTEL ASSOCIATES,
a Texas limited partnership,
MADISON 237 HOTEL, L.L.C.
ROYALTON 44 HOTEL, L.L.C.,
as Guarantors,

FELCOR HOLDINGS TRUST
as Pledgor

AND

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
Fifth Supplemental Indenture
Dated as of May 23, 2011
Supplemental Indenture to the Indenture
dated as of October 1, 2009
with respect to the
10% Senior Secured Notes due 2014

This Fifth Supplemental Indenture (this “Fifth Supplemental Indenture”), dated as of May 23, 2011, is by and among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor TRS Holdings, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership, FelCor Copley Plaza, L.L.C., a Delaware limited liability company, FelCor St. Pete (SPE), L.L.C., a Delaware limited liability company, FelCor Esmeralda (SPE), L.L.C., a Delaware limited liability company, Los Angeles International Airport Hotel Associates, a Texas limited partnership, Madison 237 Hotel, L.L.C., a Delaware limited liability company, Royalton 44 Hotel, L.L.C., a Delaware limited liability company (collectively, the “Subsidiary Guarantors,” and together with FelCor, the “Guarantors”), FelCor Holdings Trust, a Massachusetts business trust as a pledgor (the “Pledgor”), and U.S. Bank National Association, as trustee and collateral agent under the indenture referred to below (in such capacities, the “Trustee” and the “Collateral Agent”).
W I T N E S S E T H
Whereas, FelCor Escrow Holdings, L.L.C., a Delaware limited liability company (“Escrow Subsidiary”), executed and delivered to the Trustee an indenture dated as of October 1, 2009 (the “Original Indenture”), and pursuant to that certain Second Supplemental Indenture dated as of October 13, 2009, FelCor LP assumed all rights and obligations of Escrow Subsidiary under the Original Indenture and Escrow Subsidiary was released of all rights and obligations under the Original Indenture;
Whereas, pursuant to the Original Indenture, as amended and supplemented to date (collectively, the “Indenture”), FelCor LP has issued and outstanding $636,000,000 aggregate principal amount of 10% Senior Secured Notes due 2014 (the “Notes”);
Whereas, Escrow Subsidiary executed and delivered to Wilmington Trust Company, a federal savings bank, as trustee and Deutsche Bank Trust Company Americas, a New York banking corporation, as collateral agent registrar and paying agent, an indenture, dated May 10, 2011 (the “New Indenture”), pursuant to which Escrow Subsidiary has issued and outstanding $525,000,000 aggregate principal amount of 6.75% Senior Secured Notes due 2019 (the “New Notes”);
Whereas, pursuant to a supplemental indenture to be entered into of even date herewith, FelCor LP will assume all rights and obligations of Escrow Subsidiary under the New Indenture; and certain subsidiaries of FelCor LP, not previously identified as Subsidiary Guarantors under the Indenture, will be required to guarantee the New Notes;
Whereas, pursuant to Section 4.07 of the Indenture, a Restricted Subsidiary (as defined in the Indenture) shall not guarantee the indebtedness of FelCor LP unless it simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; and
Whereas, FelCor, FelCor LP, the Subsidiary Guarantors, the Pledgor, the Trustee and the Collateral Agent desire to amend the Indenture to add FelCor Copley Plaza, L.L.C., FelCor St. Pete (SPE), L.L.C., FelCor Esmeralda (SPE), L.L.C., Los Angeles International Airport Hotel Associates, a Texas limited partnership, Madison 237 Hotel, L.L.C., and Royalton 44 Hotel, L.L.C. as additional Subsidiary Guarantors (collectively, the “New Guarantors”).
Now, Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, the Pledgor, each Subsidiary Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
SECTION 1.    Definitions. For all purposes of the Indenture and this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

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(a)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and
(b)    capitalized terms used but not defined in this Fifth Supplemental Indenture shall have the meanings assigned to them in the Indenture.
AMENDMENTS
SECTION 2.    Addition of New Subsidiary Guarantors. The New Guarantors hereby execute this Fifth Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes and of certain of FelCor LP's obligations under the Indenture as set forth therein and agree to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Indenture, including without limitation, those set forth in Article Eleven thereof. Upon its execution hereof, each New Guarantor hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set forth in the Indenture, effective as of the date hereof. Further, the New Guarantors hereby waive and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such New Guarantor under its Subsidiary Guarantee.
SECTION 3.    New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 4.    The Trustee. The shall not be responsible in any manner whatsoever for or in any respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recital contained herein, all of which recitals are made solely by FelCor, FelCor LP and the Subsidiary Guarantors.
SECTION 5.    Successors and Assigns. All agreements of FelCor, FelCor LP, the Pledgor, and the Subsidiary Guarantors in this Fifth Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.
SECTION 6.    Separability. In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 7.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 8.    Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP

By:	FelCor Lodging Trust Incorporated,
General Partner

By:	/s/ Allison S. Navitskas
Allison S. Navitskas
Vice President and Assistant Secretary

FELCOR LODGING TRUST INCORPORATED

By:	/s/ Jonathan H. Yellen
Name:	Jonathan H. Yellen
Title:	Executive Vice President, General Counsel and Secretary

FELCOR/ST. PAUL HOLDINGS, L.P.

By:	FelCor/CSS Hotels, L.L.C., General Partner

FELCOR/CSS HOLDINGS, L.P.

By:	FelCor/CSS Hotels, L.L.C., General Partner

FELCOR HOTEL ASSET COMPANY, L.L.C.

FELCOR LODGING HOLDING COMPANY, L.L.C.

FELCOR CANADA CO.

FELCOR TRS HOLDINGS, L.L.C.

FELCOR TRS BORROWER 1, L.P.
By:	FELCOR TRS BORROWER GP 1, L.L.C., General Partner

FELCOR TRS BORROWER 4, L.L.C.

FELCOR COPLEY PLAZA, L.L.C.

FELCOR ST. PETE (SPE), L.L.C.

FELCOR ESMERALDA (SPE), L.L.C.

LOS ANGELES INTERNATIONAL AIRPORT ASSOCIATES, A TEXAS LIMITED PARTNERSHIP

	By:	FelCor/LAX Holdings, L.P., General Partner

		By:	FelCor/LAX Hotels, L.L.C., General Partner

MADISON 237 HOTEL, L.L.C.

ROYALTON 44 HOTEL, L.L.C.

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

FELCOR HOLDINGS TRUST

By:	/s/ Lester C. Johnson
Name:	Lester C. Johnson
Title:	Trustee

By:	/s/ Larry Mundy
Name:	Larry Mundy
Title:	Trustee

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

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